UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Lightning eMotors, Inc.
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LIGHTNING EMOTORS, INC.
815 14th Street SW, Suite A100
Loveland, CO, 80537
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 7, 2021
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Lightning eMotors, Inc., a Delaware corporation. The meeting will be held on Thursday, October 7, 2021 at 9:00 a.m. Mountain Time. As a health precaution in light of the coronavirus/COVID-19 pandemic, we are holding a virtual-only meeting. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/ZEV2021 by using the 16-digit control number that appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your Proxy Materials.
The Annual Meeting will be held for the following purposes:
1.
To elect the three nominees for director named herein to serve as Class I directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
3.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the accompanying proxy statement. We are providing this proxy statement, accompanying proxy card and an annual report for the fiscal year ended December 31, 2020 (the “Proxy Materials”) to our stockholders in connection with our Annual Meeting.
We intend to mail the Proxy Materials on or about September 1, 2021 to our stockholders of record as of the close of business on August 23, 2021.
Timothy Reeser Chief Executive Officer Loveland, Colorado September 1, 2021
You are cordially invited to attend the virtual meeting via the internet. Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning the proxy card that is included in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a 16-digit control number from your nominee.
i

The Board of Directors (the “Board” or “Board of Directors”) of Lighting eMotors, Inc. (“we,” “us,” “our,” the “Company” or “Lightning eMotors”) is soliciting proxies to be voted on at our 2021 Annual Meeting of Stockholders on October 7, 2021 and at any adjournment or postponement of the meeting.
“Business Combination” as referenced in this proxy statement means the transactions contemplated by the Business Combination Agreement dated as of December 10, 2020, among GigCapital3, Inc. (“GigCapital3”), Project Power Merger Sub, Inc. and Lightning Systems, Inc. (“Lightning Systems”), including the merger of Project Power Merger Sub, Inc. with and into Lightning Systems, with Lightning Systems continuing as the surviving company and a wholly-owned subsidiary of the Company and the Company changing its name to Lighting eMotors, Inc., which was consummated on May 6, 2021.
References in this proxy statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this proxy statement.
ii

LIGHTNING EMOTORS, INC.

815 14th Street SW, Suite A100
Loveland, CO 80537
INFORMATION ABOUT
THE 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
The following are brief answers to certain questions that you may have regarding the Annual Meeting and the proposals being considered at the Annual Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Annual Meeting.
Why am I receiving these Proxy Materials?
You are receiving these Proxy Materials with the solicitation by the Board of Directors of Lightning eMotors, Inc. to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”).
We intend to mail the Proxy Materials on or about September 1, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, October 7, 2021 at 9:00 a.m. Mountain Time virtually. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/ZEV2021 using the 16-digit control number on the proxy card or the instructions that accompanied your Proxy Materials.
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Mountain Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio systems. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.
Information on how to vote virtually at the Annual Meeting is below.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting site?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ZEV2021. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on August 23, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 73,580,828 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on August 23, 2021, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote at the virtual meeting or vote by proxy. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on August 23, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of three Class I directors; and
•	Ratification of selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of our Board of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy over the telephone, through the internet or by using the enclosed proxy card. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote even if you have already voted by proxy.
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To vote during the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/ZEV2021 to vote your shares during the Annual Meeting. You will need the 16-digit control number that appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your Proxy Materials.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on October 6, 2021 to be counted.

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To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on October 6, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form containing voting instructions from that organization rather than from the Company.
Simply follow the voting instructions in the voting instruction form to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of August 23, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the virtual Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, your shares may constitute broker non-votes and your broker, bank or other agent will only be permitted to vote your shares on “routine” matters. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Generally, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of our Board of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card and the accompanying Proxy Materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s General Counsel prior to or at the Annual Meeting.
•	You may attend the virtual Annual Meeting and vote by following the instructions described above. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Can I submit questions in advance or during the Annual Meeting?
Stockholders may submit questions in writing in advance at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/ZEV2021. Stockholders will use their 16-digit control number that is included on their proxy card or the instructions that accompanied the Proxy Materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters, as time permits.
How will stockholders be able to ask questions during the Annual Meeting?
If you wish to submit a question during the meeting, type your question into the “Submit a question” field and click “Submit.” Subject to time constraints, questions relevant to meeting matters will be answered during the meeting. Questions regarding personal matters or matters not relevant to the meeting will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. We will post responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints on the Company’s Investor Relations webpage. The rules of conduct for the meeting, including the guidelines for submitting questions, the stockholder list and the Proxy Materials, will be available on the virtual meeting site during the meeting.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Our Amended and Restated Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The Securities and Exchange Commission (the “SEC”) has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials. The information below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2022 annual meeting. Stockholders should also carefully review our Amended and Restated Bylaws and Exchange Act Rule 14a-8, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Proposals to be considered for inclusion in next year’s proxy materials must be submitted in writing by May 4, 2022, to our General Counsel. That date is 120 calendar days before the one-year anniversary of the September 1 release date for this proxy statement. However, if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, we will announce a new deadline in our public filings with the SEC.
To submit proposals and director nominations to be considered at the meeting that are not to be included in next year’s proxy materials, you must provide specified information in writing to our General Counsel no earlier than June 9, 2022, and no later than July 9, 2022; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
Our Amended and Restated Bylaws specify the information that must be included in the proposal or nomination. Proposals and director nominations must be submitted by mail to: General Counsel, Lightning eMotors, 815 14th Street SW, Suite A100, Loveland, CO 80537.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, votes “For” and “Withhold” and (b) with respect to Proposal 2 and any other proposals, votes “For,” “Against” and “Abstain.” Abstentions will have no effect on the vote total for Proposal 2.
Broker non-votes have no effect and will not be counted towards the vote total for Proposal 1. Brokers will be permitted to vote uninstructed shares for Proposal 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes
1	Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “For” votes will be elected as Class I directors.	Not applicable	No	None

2	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	The affirmative vote of the holders of a majority of the votes cast	No effect	Yes	Brokers will be permitted to vote uninstructed shares
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote “For” the election of all nominees for director in Proposal 1 and “For” Proposal 2, as further described in this proxy statement.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of all outstanding shares entitled to vote are present in person, by remote communication or represented by proxy. On the record date, there were 73,580,828 shares outstanding and entitled to vote. Thus, the holders of 36,790,415 shares must be present in person or by remote communication or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the virtual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. The Annual Meeting may be adjourned by the chairperson of the meeting, from time to time, whether or not there is a quorum, to convene at the same or some other place.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS
Proposal 1 is to elect Timothy Reeser, Robert Fenwick-Smith and Kenneth P. Jack to serve as our Class I directors. Our Board of Directors is divided into three classes. Each class has a three-year term.
Class I currently consists of three members, Avi Katz, Raluca Dinu and Neil Miotto, whose term of office expires at the conclusion of the Annual Meeting and each of whom will not be standing for re-election. The Board proposes that Mr. Reeser, Mr. Fenwick-Smith and Mr. Jack be elected as Class I directors for a term of three years expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) or until their successors are duly elected or appointed. Two of the nominees, Mr. Reeser and Mr. Fenwick-Smith, are currently serving as a Class II and Class III director, respectively. In connection with their nominations, Mr. Reeser will resign as a Class II director and Mr. Fenwick-Smith will resign as a Class III director, each effective as of the Annual Meeting and each contingent upon their election as a Class I director. The third nominee, Kenneth P. Jack, has not previously served on our Board. If elected at the Annual Meeting, each of the Class I nominees would serve until the 2024 Annual Meeting and until his successor has been duly elected and qualified or, if sooner, until each such director’s earlier death, resignation or removal.
The other current Class II directors, whose term will expire at the 2022 annual meeting of stockholders, are Bruce Coventry and Meghan Sharp. The other current Class III directors, whose term will expire at the 2023 annual meeting of stockholders, are Thaddeus Senko and Diana Tremblay.
Directors are elected by a plurality of the votes cast by the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Set forth below is certain biographical information as of August 23, 2021 for each nominee and each director whose term will continue after the Annual Meeting.
Name	Age	Director Class(1)	AC(2)	CC	NC
Coventry, Bruce	68	Class II		X	X
Fenwick-Smith, Robert	59	Class I
Jack, Kenneth	47	Class I
Reeser, Timothy	50	Class I
Senko, Thaddeus	65	Class III	X	X
Sharp, Meghan	50	Class II		X	X
Tremblay, Diana	62	Class III	X	X
(1)	“Director Class” reflects the class of director that each nominee and director will serve following Annual Meeting, if such nominees are elected.
(2)
“AC” refers to our Audit Committee, “CC” refers to our Compensation Committee and “NC” refers to our Nominating and Corporate Governance Committee. The chart reflects our current committee members whose term will continue after the Annual Meeting. Mr. Jack may be appointed to one or more committees if elected.

NOMINEES FOR ELECTION TO CLASS I EXPIRING AT THE 2024 ANNUAL MEETING
Kenneth P. Jack. Since 2011, Mr. Jack has served as Vice President of Verizon Communications Inc., leading fleet, mobility and the supporting logistical services across the United States for its wholly-owned subsidiaries. From 2006 through 2011, Mr. Jack served as General Manager of Consolidated Edison, Inc., where he was responsible for the acquisition, maintenance and operation of the specialized fleet of equipment operated by its wholly owned subsidiaries, Consolidated Edison Co. of New York and Orange & Rockland Utilities, as well as general management of its shared-services organization. From 1994 through 2006, Mr. Jack held various positions relating to maintenance, supply chain and utility infrastructure planning. Mr. Jack received his Bachelors in Mechanical Engineering from New York University in 1999 and his MBA from Columbia University in 2012. Mr. Jack is qualified to serve on the Board based on his 27 years of experience in the management of large fleets, including maintenance, engineering and product evaluation and operational considerations, which provides the customer’s perspective to the Board.
Timothy Reeser. Mr. Reeser founded Lightning eMotors (founded under the name Lightning Hybrids in October 2008). Since October 2012, he has served as Lightning Systems’ Chief Executive Officer. He continues in this role at Lightning eMotors today and has also served as a member of our Board of Directors since the inception of Lightning Hybrids, and now Lightning eMotors, since the closing of the Business Combination. Mr. Reeser has also served as Managing Partner of Aravaipa Ventures from August 2011 to present. From January 2009 through October 2012, Mr. Reeser served as vice president of CSU Ventures, the tech transfer arm of Colorado State University. Mr. Reeser has been a senior technology executive, entrepreneur and venture investor in the transportation technology, cleantech and software space for over 25 years. He is adept at building international executive management teams and growing companies organically and through mergers and acquisitions. Mr. Reeser received his Bachelors of Science in Mechanical Engineering in 1993 from Colorado State University. Mr. Reeser is qualified to serve on the Board based on his experience as the Chief Executive Officer of Lightning eMotors and his many years of board and corporate technology leadership and entrepreneurship.
Robert Fenwick-Smith. Mr. Fenwick-Smith has served as our Co-Chairman of the Board of Directors since the closing of the Business Combination and will serve as sole Chairman of the Board upon re-election at the Annual Meeting. He served as Lightning Systems’ Chairman of the Board of Directors from 2010 through the closing of the Business Combination. From February 2020 through December 2020, Mr. Fenwick-Smith served as Lightning Systems’ interim Chief Financial Officer. Mr. Fenwick-Smith founded Aravaipa Ventures in January 2008 and has served as Senior Managing Director of Aravaipa Ventures since its inception. Mr. Fenwick-Smith has served as the Chairman of the Board of Directors of aWhere Inc., a weather data analytics company, from 2008 to present; Clear Comfort Water, Inc., an industrial water treatment technology company, from 2014 to present; Boulder Industries, Inc., a sustainable rubber and plastic solutions company, from 2014 to present; and Silver Bullet Water Treatment, Inc., a water management company, from 2011 to present. Prior to founding Aravaipa Ventures, Mr. Fenwick-Smith worked in private equity in Europe for 20 years, during which his primary activity was serving as a founder and Chief Executive Officer of the Romaco Group from 1991 through 2002. Mr. Fenwick-Smith received his Bachelors in Economics from Lausanne University (Switzerland) in 1984 and his MBA from Harvard Business School in 1988. Mr. Fenwick-Smith is qualified to serve as Chairman of the Board based on his experience as Chairman of the Board of Lightning Systems and his investing experience.
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2022 ANNUAL MEETING
Bruce Coventry. Mr. Coventry has served as a member of our Board of Directors since the closing of the Business Combination. Since the first quarter of 2020, Mr. Coventry has served as a senior advisor to GigCapital Global, a leading automotive technology and business advisory board. Mr. Coventry is currently the President of Coventry Consulting Group, an automotive consultancy focused on integrating technology-based startups into the complex processes of Global Automotive OEMs. Between March 2017 and December 2020, Mr. Coventry was Managing Partner of motormindz, an automotive consulting group. From November 2015 to December 2016, Mr. Coventry was Chief Operating Officer of Android Industries, a private equity owned and world’s largest assembler of automotive complex sub-assemblies and modules. Mr. Coventry has been a member of the Board of Directors of Canada Carbon Inc. (TSX.V: CCB), a natural resources company focused on the acquisition and development of graphite properties throughout Canada, since August 2012. Mr. Coventry also served as Chairman of the Board of Directors of TowerSec Inc., an automotive cybersecurity software company that is a leading global solution vendor, specializing in delivering on-board cyber security software products to OEMs, suppliers and the aftermarket telematics manufacturers, beginning in August 2013 until the company’s acquisition by Harman International Industries, Incorporated (at the time, a NYSE listed company) in March 2016. Mr. Coventry also currently serves on the Board of Trustees of Kettering University (formerly General Motors Institute), a position that he has held since 2001. Mr. Coventry has also run a Global Engine Joint Venture initiative for Chrysler, Hyundai and Mitsubishi, and previously served as President of Chrysler’s Global Electric Motorcar. Mr. Coventry holds a Bachelor of Industrial Administration Degree from Kettering University and an MBA from Michigan State University. Mr. Coventry is qualified to serve on the Board based on his broad business experience including his extensive experience in automotive product development, manufacturing, engineering, operations and supply chain management.
Meghan Sharp. Dr. Sharp has served as a member of our Board of Directors since the closing of the Business Combination. Since 2020, Dr. Sharp has served as the Global Head of BP Ventures, Inc. (“BP Ventures”), an affiliate of BP Technology Ventures Inc., which is a venture capital firm that primarily invests in private and high-growth technology companies in the upstream, downstream and alternative energy. At BP Ventures, Dr. Sharp also serves as the Vice President of “innovation & engineering” teams, leading BP Ventures’ initiatives in orienting businesses towards reducing carbon emissions to zero. From October 2019 to 2020, Dr. Sharp served as the Chief Operating Officer for Beyond Limits, an Artificial Intelligence (AI) and cognitive computing company that engineers advanced cognitive AI solutions for companies in industries such as energy, healthcare, finance and logistics. From August 2010 to October 2019, Dr. Sharp served as the Managing Director of BP Ventures’ Americas division. Dr. Sharp holds a Ph.D. in Microbial Genetics from the University of California, San Francisco, has held postdoctoral positions in plant genetics at the University of Chicago and the Carnegie Institution of Washington at Stanford University, and holds an MBA with a focus on venture capital from Columbia University. Dr. Sharp is qualified to serve on the Board based on her experience in the clean energy industry.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Thaddeus Senko. Mr. Senko has served as a member of our Board of Directors since the closing of the Business Combination. Since 2018, Mr. Senko has served as a member of Autoliv Inc.’s (NYSE:ALV), a supplier of automotive safety systems, board of directors, serving as chairman of the audit committee, as well as on the risk and compliance committee and the nominating and governance committee. In August 2021, Mr. Senko joined the board of directors, serving as chairman of the audit committee, of USA Rare Earth LLC, a private company. From 1978 to 2017, Mr. Senko served as a partner at KPMG LLP, providing enterprise risk management, compliance and audit services to various public companies. At KPMG, he served as Audit Partner and SEC Reviewing Partner for eight years, Chief Audit Executive for four years, Global and National Partner in Charge of Internal Audit, Risk & Compliance Services for eight years, Global Engagement Partner and Client Services Partner for seven years and Global Leader of the ESG practice for two years. Mr. Senko’s overall career at KPMG spanned 39 years. Previously, Mr. Senko served on the Board of Duquesne University, a private university with approximately 10,000 students, from 2007 to 2016, chairing the Audit and Finance Committee and serving on the Executive and University Advancement Committee. Mr. Senko continues to serve on the university’s Business Advisory Council. He is deemed by our Board to be an “Audit Committee financial expert” under SEC rules. Mr. Senko received a bachelor’s degree in business administration from Duquesne University. Mr. Senko is qualified to serve on the Board based on his experience as a director to private and public companies and his experience in the automotive industry.
Diana Tremblay. Ms. Tremblay has served as a member of our Board of Directors since the closing of the Business Combination and was appointed lead director in June 2021. Ms. Tremblay currently serves on the Board of Directors of Itron, Inc. (Nasdaq:ITRI). Ms. Tremblay retired from General Motors Company, the motor vehicle manufacturer and distributor multinational corporation (NYSE:GM), in September 2017. She had been with that company since 1977, and during her tenure at GM, she held a variety of positions in engineering, manufacturing and labor relations, including direct operational responsibility for over 50,000 employees. From July 2013 until her retirement, Ms. Tremblay served as Vice President of Global Business Services, where she was charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management and master data. From December 2009 to July 2013, Ms. Tremblay held the position of Vice President of Manufacturing at GM. She has a Bachelor of Industrial Administration Degree from Kettering

University (formerly General Motors Institute) and a Master of Science in Management Degree from Massachusetts Institute of Technology. Ms. Tremblay is qualified to serve on the Board based on her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative and manufacturing perspectives to the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NOMINEE NAMED IN PROPOSAL 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted corporate governance guidelines, which can be found in the “Investors” section of our corporate website under “Governance” at www.lightningemotors.com. The corporate governance guidelines describe our corporate governance practices and address corporate governance areas such as Board composition and responsibilities, compensation of directors and executive succession planning.
DIRECTOR INDEPENDENCE
The Board has a majority of directors who satisfy the criteria for “independent director” within the meaning of the applicable NYSE listing standards and relevant securities and other laws, rules and regulations (the “Independent Directors). Following such review, only those directors who the Board affirmatively determines have no material relationship to the Company, and otherwise satisfy the independence requirements of the NYSE rules, will be considered Independent Directors.
Under the NYSE rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, the NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations/corporate governance committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Compensation Committee members satisfy independence criteria set forth in Rule 10C-2 under the Exchange Act and related NYSE rules.
Our Board has affirmatively determined that Mr. Coventry, Mr. Senko, Dr. Sharp, Ms. Tremblay and, if elected, Mr. Jack are Independent Directors under applicable NYSE and Exchange Act rules.
LEADERSHIP STRUCTURE OF THE BOARD
Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our General Counsel is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Historically, the Company has not provided a formal process related to stockholder communications with the Board because it has not been determined to be necessary to facilitate stockholder communications. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.
ROLE OF BOARD IN RISK OVERSIGHT PROCESS
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
During the fiscal year ended December 31, 2020, the Board met five times. Each Board member attended 75% or more of the aggregate number of meetings of the Board, and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. The Company does not have a formal policy requiring the members of our Board of Directors to attend its annual meetings of stockholders, although directors are encouraged to attend annual meetings.
In accordance with NYSE listing standards, the Board typically holds an executive session of Independent Directors as part of quarterly meetings of the Board.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. Our Board has adopted charters for each of its committees, which can be found in the “Investors” section of our corporate website under “Governance” at www.lightningemotors.com. The Board may also convene additional committees as necessary and in accordance with our organizational documents.
Below is a description of each standing committee of the Board.
Audit Committee
Our Audit Committee currently consists of Mr. Senko, Mr. Miotto (who is not standing for re-election at the Annual Meeting) and Ms. Tremblay, each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to Audit Committee membership. Mr. Senko serves as chairman of our Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that Mr. Senko and Mr. Miotto each qualify as an “audit committee financial expert” as defined in applicable SEC rules.
Our Audit Committee is responsible for, among other matters:
•
assisting our Board in the oversight of (i) our accounting and financial reporting processes and the audits of our financial statements, (ii) the preparation and integrity of our financial statements, (iii) the compliance by us with financial statement and regulatory requirements, (iv) the performance of our internal finance and accounting personnel and our independent registered public accounting firm and (v) the qualifications and independence of our independent registered public accounting firm;

•
reviewing with each of our internal auditors and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•
reviewing and discussing with management and internal auditors our system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•
reviewing and discussing with management, internal auditors and independent registered public accounting firm our financial and critical accounting practices and policies relating to risk assessment and management;

•
receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of our financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
•
reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•
reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•
discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving us and other contingent liabilities;
•
meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•	reviewing and approving all transactions between us and related parties or affiliates of our officers requiring disclosure under Item 404 of Regulation S-K prior to us entering into such transactions;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•
reviewing periodically with our management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters that may have a material effect on the financial statements and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
During the fiscal year ended December 31, 2020, which was prior to the closing of the Business Combination, the Audit Committee met three times. The members of the Audit Committee during fiscal 2020 were Mr. Miotto (who will not be standing for re-election at the Annual Meeting) and Mr. John Mikulsky and Mr. Peter Wang (both of whom left the Board as of the closing of the Business Combination.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Mr. Thaddeus Senko
Mr. Neil Miotto
Ms. Diana Tremblay
Compensation Committee
Our Compensation Committee currently consists of Mr. Coventry, Mr. Senko, Ms. Tremblay and Dr. Sharp, each of whom qualifies as an independent director according to the rules and regulations of NYSE with respect to Compensation Committee membership. Ms. Tremblay serves as chairperson of the Compensation Committee.
The Compensation Committee is responsible for, among other matters:
•	reviewing the performance of the Chief Executive Officer and executive management;
•	assisting our Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);
•
reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and our philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;
•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
•	reviewing and discussing with our Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;
•	reviewing and making recommendations concerning executive compensation policies and plans;
•	reviewing and recommending to our Board the adoption of or changes to the compensation of our directors;
•	reviewing and approving the awards made under any executive officer bonus plan and providing an appropriate report to the Board;
•
reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
•	reviewing periodic reports from management on matters relating to our personnel appointments and practices;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	if applicable, issuing an annual Report of the Compensation Committee on Executive Compensation for our annual proxy statement in compliance with applicable SEC rules and regulations;
•	annually evaluating the committee’s performance and the committee’s charter and recommending to our Board any proposed changes to the charter or the committee; and
•
undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

During the fiscal year ended December 31, 2020, which was prior to the closing of the Business Combination, the Compensation Committee did not meet. The members of the Compensation Committee during fiscal 2020 were Mr. Mikulsky and Mr. Andrea Betti-Berutto (both of whom left the Board as of the closing of the Business Combination).
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Mr. Coventry, Mr. Miotto (who will not be standing for re-election at the Annual Meeting) and Dr. Sharp. Mr. Miotto serves as the chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an Independent Director according to the rules and regulations of the SEC and NYSE with respect to nominating and corporate governance committee membership.
The Nominating and Corporate Governance Committee is responsible for, among other matters:
•	developing and recommending to our Board the criteria for appointment as a director;
•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;
•	reviewing candidates recommended by stockholders;
•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and
•	recommending director nominees for approval by our Board and election by the stockholders at the next annual meeting.
During the fiscal year ended December 31, 2020, which was prior to the closing of the Business Combination, the Nominating and Corporate Governance Committee met one time. The members of the Nominating and Corporate Governance Committee during fiscal 2020 were Mr. Wang and Mr. Mikulsky (both of whom left the Board as of the closing of the Business Combination) and Mr. Miotto (who will not be standing for re-election at the Annual Meeting).
Board Nominations and Director Nomination Process
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information and interviews with selected candidates. The Nominating and Corporate Governance Committee will consider the candidate against the criteria further discussed below under “Board Diversity,” in the context of the Board’s then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board. Though the Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, the Nominating and Corporate Governance Committee generally expects to evaluate any such candidates in the same manner by which it evaluates director candidates recommended by other sources.
Board Diversity
Our Nominating and Corporate Governance Committee will consider and make recommendations regarding the composition and size of the Board and determine the relevant criteria (including any minimum qualifications)

for Board membership, including but not limited to issues of character, integrity, judgment, diversity and inclusion (including gender, nationality, ethnicity and age), independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company's business and other commitments.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is posted on our website at www.lightningemotors.com. To the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
INSIDER TRADING AND ANTI-HEDGING POLICY
Our Board has adopted a Stock Trading Policy and Insider Trading Prohibition, which applies to all of our directors, officers and employees. The policy contains restrictions on transactions in our stock by our directors, officers and employees and requires all such trades to be pre-cleared and may only occur during a permitted period based on the timing of the release of our quarterly or annual financial results. We also consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Our policy has restrictions on short-term trading, short sales, publicly traded options, hedging transactions and margin accounts and pledges.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Grant Thornton or another firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Grant Thornton.
CHANGE IN AUDITOR
On May 11, 2021, the Audit Committee of our Board of Directors approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Prior to that, BPM LLP (“BPM”) served as the independent registered public accounting firm of GigCapital3. Grant Thornton served as the independent registered public accounting firm of Lightning Systems prior to the Business Combination. Since Lightning Systems was considered the “accounting acquiror” in the Business Combination, BPM was informed on May 11, 2021 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following its completion of the Company’s review of the quarter ended March 31, 2021, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company, GigCapital3. BPM’s services to the Company concluded on May 17, 2021 upon the filing with the SEC of the Form 10-Q for the quarter ended March 31, 2021.
The report of BPM on GigCapital3’s balance sheet as of December 31, 2020 and the statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from February 3, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which BPM expressed substantial doubt about the Company’s ability to continue as a going concern.
During the period from February 3, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of BPM’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between the Company and BPM on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods.
During the period from February 3, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of BPM’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the period from February 3, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of BPM’s dismissal, the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of GigCapital3 or the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
We do not expect that representatives of BPM will be present at the Annual Meeting. However, if BPM is present, these representatives, and representatives of Grant Thornton who we expect will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Summary of Audit Fees and Services
The following is a summary of fees paid to BPM for services rendered from February 3, 2020, the date of inception of GigCapital3, to December 31, 2020.
Audit Fees.
For the period from February 3, 2020 (date of inception of GigCapital3) to December 31, 2020, fees for BPM were approximately $250,347. Audit fees consist of services BPM performed in connection with GigCapital3’s initial public offering and regulatory filings and the audit of GigCapital3’s December 31, 2020 consolidated financial statements.
Audit-Related Fees.
For the period from February 3, 2020 (date of inception of GigCapital3) to December 31, 2020, the aggregate fees of BPM related to due diligence in connection with mergers and acquisitions totaled $17,367.
Tax Fees.
GigCapital3 did not pay BPM any fees for tax return services, planning and tax advice for the period from February 3, 2020 (date of inception of GigCapital3) to December 31, 2020.
All Other Fees.
GigCapital3 did not pay BPM for any other services for the period from February 3, 2020 (date of inception of GigCapital3) to December 31, 2020.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and certain non-audit services to be provided by the independent auditors. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of the independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of August 23, 2021 by:
(i)	each of our directors and named executive officers;
(ii)	all executive officers and directors of the Company as a group; and
(iii)	all those known by the Company to be beneficial owners of more than five percent of its common stock.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of August 23, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Common stock subject to options currently exercisable or exercisable within 60 days of August 23, 2021 is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
Our calculation of the percentage of beneficial ownership is based on 73,580,828 shares of our common stock outstanding at August 23, 2021.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Class
Dr. Avi Katz(2)	5,015,713	6.8%
Dr. Raluca Dinu	—	*
Neil Miotto(3)	3,412	*
GigAcquisitions3, LLC(2)	5,015,713	6.8%
Robert Fenwick-Smith(4)	4,976,094	6.7%
Timothy Reeser(5)	1,348,904	1.8%
Teresa Covington	—	*
William Kelley(6)	493,811	*
Kash Sethi	—	*
Thaddeus Senko	4,292	*
Meghan Sharp	—	*
Diana Tremblay	4,292	*
Bruce Coventry	4,292	*
Aravaipa Venture Fund(7)	4,598,976	6.2%
BP Technology Ventures Inc. / BP Lubricants USA Inc.(8)	22,925,496	30.9%
Rosella Holdings Limited(9)	11,170,688	15.0%
All directors and officers as a group (12 individuals)	11,850,810	15.9%
*	Less than one percent.
(1)
Unless otherwise indicated, the business address of GigAcquisitions3, LLC and each of Dr. Avi S. Katz, Dr. Raluca Dinu and Neil Miotto is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303. The address for BP Technology Ventures Inc. is 501 Westlake Park Blvd., Houston, TX 77079. The address for Rosella Holdings Limited is Trafalgar Court, 3rd Floor, West Wing, Les Banques, St. Peter Port, Guernsey, GYI 2JA. The address for all of the other individuals is c/o Lightning eMotors, Inc., 815 14th Street SW, Suite A100, Loveland, CO 80305.

(2)
Consists of (i) 4,985,000 shares of common stock held by GigAcquisitions3, LLC (the “Sponsor”) and (ii) 17,550 shares of common stock and 13,163 shares of common stock underlying warrants held by Dr. Avi S. Katz, the Co-Chairman of the Board of Directors and the manager of the Sponsor. The common stock held by the Sponsor is beneficially owned by Dr. Katz, and he has sole voting and dispositive power of the shares held by the Sponsor.

(3)	Consists of (i) 1,950 shares of common stock and (ii) 1,462 shares of common stock underlying warrants held by Mr. Miotto.

(4)
Consists of (i) 247,787 shares of common stock and (ii) 129,331 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 23, 2021. In addition, Mr. Fenwick-Smith is a co-founding partner and member of Aravaipa Venture Fund, LLC and the managing member of Aravaipa Ventures, LLC and may be deemed to beneficially own the shares held by Aravaipa Venture Fund, LLC. Mr. Fenwick-Smith disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)
Consists of (i) 937,395 shares of common stock, (ii) 1 share of common stock held by Mr. Reeser’s spouse and (iii) 411,508 shares of common stock issuable upon the exercise of options within 60 days of August 23, 2021.

(6)	Consists of (i) 329,208 shares of common stock and (ii) 164,603 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 23, 2021.
(7)
The managing member of Aravaipa Venture Fund, LLC is Aravaipa Ventures, LLC. Robert Fenwick-Smith is a co-founding partner and member of Aravaipa Venture Fund, LLC and the managing member of Aravaipa Ventures, LLC and may be deemed to beneficially own the shares held by Aravaipa Venture Fund, LLC. Mr. Fenwick-Smith disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)
The 22,925,496 shares of common stock are held by BP Technology Ventures Inc., an investment holding vehicle incorporated in Guernsey. BP Technology Ventures Inc. is owned 100% by BP Corporation North America Inc., which is owned 100% by BP America Inc., which is owned 100% by BP America Ltd., which is owned 100% by BP Holdings North America Ltd., which is owned 100% by BP P.L.C.

(9)
The 11,170,688 shares of common stock are held by Rosella Holdings Limited, an investment holding vehicle incorporated in Guernsey. The shareholders and members of the board of directors of Rosella Holdings Limited are International Company Management Limited and Portman Welbeck Limited, both of which are wholly owned by the administrator Rawlinson and Hunter Limited and hold their interest in Rosella Holdings Limited as nominees for the Trustees of three Guernsey discretionary trusts, each of which beneficially own one third of Rosella Holdings Limited. In addition, Rosella Holdings Limited owns an indirect and non-controlling interest in Aravaipa Ventures.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of August 23, 2021.
Name	Age	Position(s)
Timothy Reeser	50	Chief Executive Officer
Teresa Covington	58	Chief Financial Officer
Bill Kelley	65	Chief Technology Officer and Chief Operating Officer
Kash Sethi	37	Chief Revenue Officer
We provide a biography for Timothy Reeser under Proposal 1 – Election of Directors.
William Kelley, Jr. Mr. Kelley has served as Lightning Systems’ Chief Technology Officer and Chief Operating Officer since September 2017 and continues in these roles at Lightning eMotors. Prior to his work at Lightning Systems, Mr. Kelley was self-employed and the principal of Developmeant IP, a technology development consultancy, since 2012. Mr. Kelley had previously served as the Corporate Vice President for Research & Technology for Borg Warner, Inc., a hybrid and electric vehicle company. Mr. Kelley received his Bachelor of Science in Nuclear Engineering from Lowell Technological Institute (now known as the University of Massachusetts at Lowell) and his Master of Science in Nuclear Engineering degree from Rensselaer Polytechnic Institute. He is a certified Reliability Engineer.
Teresa Covington. Ms. Covington has served as Lightning Systems’ Senior Vice President and Chief Financial Officer since January 2021 and continues in those roles at Lightning eMotors. She previously served as the Senior Vice President and Chief Financial Officer of asTech, a cloud-based technology and diagnostic automotive services platform from October 2019 until the end of 2020. From March 2017 through October 2019, Ms. Covington served as the Senior Vice President and Chief Financial Officer of AeroVironment Inc., a technology leader in unmanned systems for defense and commercial markets. She previously served as AeroVironment’s vice president of finance from July 2015 to March 2017 and as interim chief financial officer from February 2015 to July 2015. Prior to joining AeroVironment, from August 2000 to May 2011, Ms. Covington served as senior vice president and chief financial officer of Line 6, Inc., a global designer and manufacturer of musical instruments that is now part of Yamaha. Ms. Covington earned an MBA from Stanford University Graduate School of Business, an M.S. in electrical engineering from the University of Southern California and a B.S. in electrical engineering from the University of Illinois at Urbana-Champaign.
Kash Sethi. Mr. Sethi has served as Lightning Systems’ Chief Revenue Officer since February 2021 and continues in this role at Lightning eMotors. Prior to that, he served as Vice President of Sales from October 2019 to January 2021 and Director of Sales from February 2017 to October 2019 at Motiv Power Systems, an EV technology provider for commercial vehicles. From October 2015 to February 2017, Mr. Sethi served as National Sales Manager and Head of Sales USA at Siemens Energy’s medium and high voltage electric substation equipment division. Mr. Sethi has earned an MBA from Queen’s University and a B.S. in Electrical Engineering from the University of Windsor.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such reports furnished to the Company and written representations that no other reports were required, we believe that all reporting requirements for the fiscal year ended December 31, 2020 were complied with by the officers, directors and security holders required to file such reports. We did however file the following late Forms 3 and 4: Timothy Reeser filed a late Form 4 on July 15, 2021 relating to the acquisition of common stock, Thaddeus Senko filed a late Form 4 on July 15, 2021 relating to two acquisitions of common stock, Robert Fenwick-Smith filed a late Form 4 on July 15, 2021 relating to two acquisitions of common stock, and Kash Sethi filed a late Form 3 on July 16, 2021 relating to options to receive common stock and a late Form 4 on July 16, 2021 relating to the acquisition of common stock.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth the annual compensation levels of the principal executive officer who serves as Chief Executive of Lightning eMotors and the individuals who are expected to be the next three most highly compensated officers. The compensation totals and individual amounts reflect the compensation of such officers by Lightning Systems as of December 31, 2020. Ms. Covington began as Lightning Systems’ Chief Financial Officer on January 4, 2021, and her base salary is $350,000. Mr. Sethi began as Lightning Systems’ Chief Revenue Officer on February 8, 2021, and his base salary is $260,000. On June 16, 2021, the Board (i) approved the increase in Mr. Reeser’s annual salary, effective as of May 9, 2021, to $500,000 and (ii) determined that Mr. Reeser be eligible for an annual bonus of up to 80% of his annual salary, or $400,000, subject to the Board or the Compensation Committee of the Board further determining the eligibility requirements for payment of such bonus. The Board also approved the payment in cash of special transaction bonuses in recognition of the closing of the Business Combination, in the amount of $300,000 for Mr. Reeser and $50,000 each to Ms. Covington and the Company’s Chief Operating Officer, Bill Kelley.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Options ($)(1)	Non-equity Incentive Plan compensation ($)	All other compensation ($)(2)	Total ($)
Tim Reeser Founder and Chief Executive Officer	2020	$207,692	—	$120,000	—	$8,308	$336,000
	2019	199,160	—	40,000	—	7,966	247,126
Teresa Covington Chief Financial Officer	2020	—	—	—	—
	2019	—	—	—	—	—	—
Bill Kelley Chief Technology Officer and Chief Operating Officer	2020	207,692	—	72,000	—	8,308	288,000
	2019	195,854	—	22,500	—	7,709	226,063
Kash Sethi Chief Revenue Officer	2020	—	—	—	—
	2019	—	—	—	—	—	—
(1)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to each named executive officer, computed in accordance with the FASB’s ASC Topic 718. See Note 11- Stock Options and Stock Based Compensation to Lightning Systems’ audited consolidated financial statements included in the Company’s prospectus filed with the SEC on July 8, 2021 for a discussion of the assumptions made by Lightning Systems in determining the grant-date fair value of Lightning Systems’ stock options. On December 31, 2019, in connection with Lightning Systems’ conversion from a limited liability company into a C-corporation, Lightning Systems converted all of its outstanding profits interest into stock options, on a one-to-one basis with each stock option bearing the right to purchase one share of Lightning Systems common stock at an exercise price of $0.05.

(2)	Amounts in this column for 2019 consist of matching contributions under Lightning Systems’ 401(k) plan.
Narrative Disclosure to Summary Compensation Table
For 2020, the compensation program for Lightning Systems’ named executive officers consisted of base salary and incentive compensation delivered in the form of profits interests and stock option awards.
Base Salary
Base salary for 2020 was set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.
No Annual Bonus
In 2020, Lightning Systems did not have any formal arrangements specific to its named executive officers providing for annual cash bonus awards. Lightning Systems executive officers could participate in the MBO Bonus Program according to the terms of their offer letters or employment agreements, which provided for bonus compensation payments based on the achievement of overall Lightning Systems performance targets. Lightning Systems did not achieve the performance targets and did not award any payments under the MBO Bonus Program in 2020, nor did Lightning Systems pay any other discretionary bonus compensation in 2020.

Benefits, Perquisites and Retirement Benefits
In 2020, Lightning Systems provided benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; and short-and long-term disability insurance. In 2020, Lightning Systems did not maintain any ongoing executive-specific benefit or perquisite programs.
In 2020, Lightning Systems provided a tax-qualified Section 401(k) plan for all employees, including its named executive officers. Lightning Systems provided a safe harbor match of 100% on the first 3% of eligible compensation contributed and 50% of the following 2% eligible compensation contributed of participants’ elective contributions annually to the 401(k) plan. Lightning Systems did not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Lightning Systems 2019 Equity Incentive Plan and Stock Option Awards
In connection with its conversion to a C-corporation, on December 31, 2019, Lightning Systems’ board of directors adopted, and Lightning Systems’ stockholders approved, the Lightning Systems. 2019 Equity Incentive Plan, or the 2019 Plan.
As of December 31, 2020, stock options to purchase 3,892,837 shares of Lightning Systems’ common stock with a weighted average exercise price of $0.24 per share were outstanding. There were no outstanding awards other than stock options pursuant to the 2019 Plan as of December 31, 2020. As a result of the Business Combination, the 2019 Plan was superseded by the 2021 Plan described below.
Lightning eMotors, Inc. 2021 Equity Incentive Plan
Under the Lightning eMotors, Inc. 2021 Equity Incentive Plan, which became effective as of May 6, 2021, the date of the closing of the Business Combination, we use equity-based awards to reward long-term performance of the named executive officers. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of our named executive officers with the interests of our stockholders and serve to motivate and retain the individual named executive officers.
The Lightning eMotors, Inc. 2021 Equity Incentive Plan allows the Company to grant restricted stock unit awards, stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by the Board or Compensation Committee. The Lightning eMotors, Inc. 2021 Equity Incentive Plan allows the Company to utilize a broad array of equity and cash incentives in order to secure and retain the services of its employees, directors, consultants and advisors and to provide long-term incentives that align the financial interests of our employees, consultants and directors with the financial interests of our stockholders.
Agreements with Lightning Systems’ Named Executive Officers and Potential Payments Upon Termination or Change of Control
Lightning Systems evidenced initial employment terms in offer letters to new employees providing for employment at will.
Effective January 4, 2021, Lightning Systems appointed Ms. Teresa Covington as Chief Financial Officer. In connection with Ms. Covington’s appointment, Lightning Systems has agreed to pay Ms. Covington an annual base salary of $350,000 and to afford her a target bonus opportunity equal to 40% of base salary, subject to achievement of performance criteria determined by Lightning Systems.
On February 24, 2021, Lightning Systems granted Ms. Covington stock options to purchase 121,760 shares of Lightning Systems common stock at a price of $6.57 per share (which represented the per share fair market value of Lightning Systems common stock on the date of grant) under the 2019 Plan. Such stock options will vest in ratable installments on February 24, 2022, 2023 and 2024, subject to continued employment.
Effective February 8, 2021, Lightning Systems appointed Mr. Kash Sethi as Chief Revenue Officer. In connection with Mr. Sethi’s appointment, Lightning Systems has agreed to pay Mr. Sethi an annual base salary of $260,000 and to afford him a target bonus opportunity equal to 40% of base salary, subject to achievement of performance criteria determined by Lightning Systems.

On February 24, 2021, Lightning Systems granted Mr. Sethi stock options to purchase 60,880 shares of Lightning Systems common stock at a price of $6.57 per share (which represented the per share fair market value of Lightning Systems common stock on the date of grant) under the 2019 Plan. Such stock options will vest in ratable installments on February 24, 2022, 2023 and 2024, subject to continued employment.
Outstanding Equity Awards at 2020 Year End
The following table provides information about the outstanding equity awards held by Lightning Systems’ named executive officers as of December 31, 2020.
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Tim Reeser	8/24/2020	14,697	220,451(2)	$0.58	8/24/2030
	12/31/2019(1)	752,473	564,355(3)	$0.05	12/31/2029
Robert Fenwick-Smith	8/24/2020	14,697	220,451(2)	$0.58	8/24/2030
Bill Kelley	8/24/2020	8,818	132,271(2)	$0.58	8/24/2030
	12/31/2019(1)	35,272	293,936(4)	$0.05	12/31/2029
(1)
On December 31, 2019, in connection with Lightning Systems’ conversion from a limited liability company into a C-corporation, Lightning Systems converted its all of its outstanding profits interest into stock options, on a one-to-one basis with each stock option bearing the right to purchase one share of Lightning Systems common stock at an exercise price of $0.05.

(2)
Such awards will vest in quarterly ratable installments over the four years following the date of grant; provided that in the case of Messrs. Reeser and Fenwick-Smith, 94,059 options vested immediately prior to the closing of the Business Combination.

(3)	Such awards will vest in three ratable installments on October 1, 2021, 2022 and 2023.
(4)	Such awards will vest as to 94,059 options on each of January 7, 2021 and 2022 and as to 35,272 options on each of October 1, 2021, 2022 and 2023.
Post-Business Combination Compensation
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Employment Agreements
It is expected that we will enter into new employment agreements with the named executive officers subject to the terms of any existing employment agreements or severance agreements with Lightning Systems and that these employment agreements will be reviewed annually by the Compensation Committee of the Board to the extent recommended upon advice and counsel of its advisors.
Annual Bonuses
We use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial objectives achievable within the applicable fiscal year.
On June 16, 2021, the Board determined that Mr. Reeser be eligible for an annual bonus of up to 80% of his annual salary, or $400,000, subject to the Board or the Compensation Committee of the Board further determining the eligibility requirements for payment of such bonus. The terms of Ms. Covington’s offer letter provide that, for 2021, the Company has committed to at least 50% of the target bonus amount ($70,000).
On June 16, 2021, the Board also approved the payment in cash of special transaction bonuses in recognition of the closing of the Business Combination, in the amount of $300,000 for Mr. Reeser and $50,000 each to Ms. Covington and Mr. Kelley.
Equity-Based Awards
We use equity-based awards to reward long-term performance of the named executive officers. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of our named executive officers with the interests of our stockholders and serve to motivate and retain the individual named executive officers.

Effective July 13, 2021, the Board approved the grant of equity awards to the named executive officers as set forth in the table below:
Name	RSUs Granted	Options Granted	Vesting Commencement Date	Vesting Schedule
Teresa Covington	85,837		January 4, 2021	1.
Kash Sethi	57,225		May 20, 2021	2.
Tim Reeser		447,067	May 6, 2021	3.
Tim Reeser	178,827		May 6, 2021	4.
Robert Fenwick-Smith	17,167		May 6, 2021	5.
Robert Fenwick-Smith	17,167		May 6, 2021	6.
Vesting Schedules:
1.
Subject to service provider’s continued service, the RSUs vest as follows: 1/3 will vest on January 4, 2022 and the remaining 2/3 shall vest in eight quarterly installments thereafter, beginning on April 4, 2022 and ending on January 4, 2024.

2.
Subject to service provider’s continued service, the RSUs vest as follows: 1/3 will vest on May 20, 2022 and the remaining 2/3 will vest in eight quarterly installments thereafter, beginning on August 20, 2022 and ending on May 20, 2024.

3.	Subject to service provider’s continued service, the options vest as follows: 1/4 will vest on each of May 6, 2022, May 6, 2023, May 6, 2024 and May 6, 2025.
4.	Subject to service provider’s continued service, the RSUs vest as follows: 1/4 will vest on each of May 6, 2022, May 6, 2023, May 6, 2024 and May 6, 2025.
5.	Subject to service provider’s continued service, the RSUs vest as follows: 1/3 will vest on each of May 6, 2022, May 6, 2023 and May 6, 2024.
6.	Subject to service provider’s continued service, the RSUs vest as follows: 1/4 will vest on each of August 15, 2021, November 15, 2021, February 15, 2022 and May 15, 2022.
Other Compensation
The Company continues to maintain various employee benefit plans, including medical, dental, life insurance and a 401(k) plan, in which the named executive officers will be eligible to participate. We may also provide certain perquisites to the named executive officers, subject to the Compensation Committee’s ongoing review.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation and anyone previously subject to Section 162(m). We consider the tax impact of our compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation and amount of awards paid to our executive officers. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and our stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and we may do so.
Director Compensation Following the Business Combination
In August 2020, Lightning Systems awarded each director, other than Mr. Morrison, stock options to purchase 47,030 shares of Lightning Systems common stock, plus options to purchase an additional 4,703 shares of Lightning Systems common stock, plus options to purchase an additional 4,703 shares of Lightning Systems common stock for each year of service per director. Such stock options have an exercise price equal to the fair market value on the date of grant of $0.58 per share.
On June 16, 2021, the Board approved the payment in cash of a special transaction bonus in recognition of the closing of the Business Combination, in the amount of $50,000 to the Co-Chairman of the Board, Robert Fenwick-Smith.

On June 16, 2021, the Board also approved the following director compensation: (i) that the Company pay directors other than Mr. Reeser and Dr. Sharp $50,000 annually; (ii) that the co-Chairman of the Board be paid an additional $50,000 annually; (iii) that the Lead Independent Director be paid an additional $25,000 per year for this position; (iv) that members of the Audit Committee be paid an additional $10,000 annually and that the chair of the Audit Committee be paid an additional $10,000 annually on top of the committee membership payment; (v) that members of the Compensation Committee be paid an additional $7,500 annually and that the chair of the Compensation Committee be paid an additional $7,500 annually on top of the committee membership payment; and (vi) that members of the Nominating and Corporate Governance Committee be paid an additional $5,000 annually and that the chair of the Nominating and Corporate Governance Committee be paid an additional $5,000 annually on top of the committee membership payment.
TRANSACTIONS WITH RELATED PERSONS
POLICY AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our code of business conduct and ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board (or the Audit Committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or GigCapital3 (prior to the Business Combination) or any of our or its subsidiaries is a participant and (3) any (a) executive officer, director or nominee for election as a director of the Company or GigCapital3 (prior to the Business Combination), (b) greater than 5% beneficial owner of our or GigCapital3’s (prior to the Business Combination) shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Initial Stockholder Shares
During the period from February 3, 2020 (date of inception of GigCapital3) to February 14, 2020, the Sponsor purchased 5,735,000 initial shares of commons stock for an aggregate purchase price of $25,000, or $0.0044 per share. The Sponsor also issued 5,000 shares of common stock, solely in consideration of future services, to two of our former directors, Mr. Wang and Mr. Betti-Berutto, and our former Chief Financial Officer, Mr. Weightman, pursuant to Insider Shares Grant Agreements dated May 13, 2020 between GigCapital3 and each of these individuals, for an aggregate issuance of 15,000 shares of common stock (“Insider Shares”). The Insider Shares were subject to forfeiture if an individual resigned or his services were terminated for cause prior to the completion of the Business Combination. The Sponsor forfeited 750,000 shares because the over-allotment option was not exercised by the underwriters of GigCapital3’s initial public offering (the “IPO”).
Private Placement
The Sponsor and the underwriters of the IPO purchased from GigCapital3 an aggregate of 650,000 and 243,479 units, respectively, at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the closing of the IPO. Each unit consisted of one share of our common stock and three-fourths of a private placement warrant. Each whole warrant will be exercisable at a price of $11.50 per share, and the exercise price of the warrants may be adjusted in certain circumstances.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of a warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the holder. Each private placement warrant became exercisable on June 5, 2021 and will expire five years after the closing of the Business Combination or earlier upon redemption or liquidation. If we are unable to deliver registered shares of common stock to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Amended and Restated Warrant Agreement.
Unlike the public warrants included in the units sold in the IPO, if held by the original holder or its permitted transferees, the warrants included in the private placement units are not redeemable by us. Thus, once the private placement warrants become exercisable, we may redeem the outstanding private placement warrants in whole and not in part at a price of $0.01 per private placement warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the private placement warrants are no longer held by the Sponsor or the underwriters of the IPO and/or their permitted transferees and the last sale price of shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before we send the notice of redemption to the private placement warrant holders.
Also, unlike the public warrants included in the units sold in the IPO, if held by the original holder or its permitted transferees, the warrants included in the private placement units, subject to certain limited exceptions, will be subject to transfer restrictions until one year following the Closing of the Business Combination. If the warrants included in the private placement units are held by holders other than the initial holders or their permitted transferees, the warrants included in the private placement units will be redeemable by Lightning eMotors’ and exercisable by holders on the same basis as the warrants included in the IPO.
Sponsor Promissory Note
GigCapital3 entered into a promissory note agreement with the Sponsor under which $100,000 was loaned to GigCapital3 for the payment of expenses related to the IPO. The promissory note was non-interest bearing, unsecured and was repaid in full on May 18, 2020.
Lock-up Agreements
Subject to certain limited exceptions, the insiders have agreed not to transfer, assign or sell any of their respective insider shares until the earlier of (A) 12 months after the closing of the Business Combination or (B) the date on which, subsequent to the Business Combination, (x) the last sale price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock-up Period”). Also, subject to certain limited exceptions, the Sponsor and underwriters of the IPO have agreed not to transfer, assign or sell any of their respective private placement units or initial shares (including shares or other securities underlying the private placement units) that they may hold until the date that is (i) in the case of the initial shares acquired by the Sponsor on February 14, 2020, the end of the Lock-up Period and (ii) in the case of the private placement units and initial shares or other securities underlying such private placement units, until June 5, 2021. Notwithstanding the foregoing, during their respective lock-up periods, the initial stockholders may transfer, assign or sell any of the aforenamed securities (1) among the Sponsor and its affiliates, to its executive officers or directors, or to any affiliate or family member of any of its executive officers or directors, (2) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of our securities, (5) through private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which such securities were originally purchased, (6) in the case of an underwriter of the IPO, to such underwriter’s affiliates or any entity controlled by such underwriter or (7) to us for no value for cancellation in connection with the consummation of the Business Combination; provided, that, in each such case (except clause (7)), these permitted transferees shall enter into a written agreement with us agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred.
Registration Rights Agreement
On May 13, 2020, GigCapital3 entered into a Registration Rights Agreement with the Sponsor, the underwriters of the IPO and the holders as defined therein. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act of 1933, as amended. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. We will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.
Convertible Notes
In February 2020, Lightning Systems borrowed $3.0 million in the aggregate under two convertible note payable agreements ($1.8 million from BP Technology Ventures Inc. and $1.2 million from Rosella Holdings Limited). These convertible notes bore interest at 8% and were subject to certain covenants. In May 2020, these notes were subject to a mandatory redemption in connection with a qualified equity offering of $3.0 million by Lightning Systems, resulting in a conversion into 2,118,819 Lightning Systems Series C preferred shares at a weighted average conversion price of $1.42 per share. In connection with the redemption, Lightning Systems issued short and long-term warrants, exercisable into 3,614,457 and 831,326 Lightning Systems Series C preferred shares, respectively, at the conversion price of $1.66 per share. As a result of the Business Combination, the warrants were converted to common stock based on a certain exchange ratio.
In August and September 2020, Lightning Systems borrowed approximately $9.7 million in the aggregate under convertible note purchase agreements, including $1.65 million from BP Technology Ventures Inc. and $500,000 from an affiliate of Rosella Holdings Limited. These convertible notes bore interest at 8%. Interest was payable monthly, with principal and unpaid interest due June 30, 2021. The notes were convertible into 5,830,723 shares of Lightning Systems Series C redeemable convertible preferred shares at the conversion price of $1.66 per share. As a result of the Business Combination, these convertible notes were converted to Lightning Systems Series C redeemable convertible stock, which converted into common stock based on a certain exchange ratio.

HOUSEHOLDING
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Materials, contact General Counsel, Lightning eMotors, Inc., 815 14th Street, Suite A100, Loveland, CO 80537.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact General Counsel, Lightning eMotors, Inc., 815 14th Street, Suite A100, Loveland, CO 80537.
ANNUAL REPORT AND REPORT ON FORM 10-K
Our 2020 Annual Report to Stockholders accompanies this proxy statement. Stockholders of record as August 23, 2021 and beneficial owners of our common stock on that date may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at General Counsel, Lightning eMotors, Inc., 815 14th Street, Suite A100, Loveland, CO 80537. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock as of August 23, 2021.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Timothy Reeser Chief Executive Officer

September 1, 2021

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/06/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ZEV2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/06/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	▢	▢	▢	______________________

1. Election of Class 1 Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominees

01) Timothy Reeser   02) Robert Fenwick-Smith   03) Kenneth P. Jack

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000519593_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

LIGHTNING EMOTORS, INC.
Annual Meeting of Stockholders
October 7, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Timothy Reeser and Arthi Chakravarthy, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LIGHTNING EMOTORS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MDT on October 7, 2021, virtually at www.virtualshareholdermeeting.com/ZEV2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000519593_2 R1.0.0.177